Exhibit 99.1
Zayo Group, LLC Reports Financial Results for the Third Fiscal Quarter Ended March 31, 2011
Third fiscal quarter Adjusted EBITDA of $33.8 million on revenue of $79.7 million, representing $135.2 million and $318.6 million of annualized Adjusted EBITDA and revenue, respectively.
LOUISVILLE, Colo., May 12, 2011 — Zayo Group, LLC (“Zayo Group” or “the Company”), a leading provider of bandwidth infrastructure and network-neutral colocation and interconnection services, announced results for the three and nine months ended on March 31, 2011.
The Company’s sequential quarter revenue and Adjusted EBITDA growth were largely a function of organic factors as there were no acquisitions in the quarter and the majority of cost savings associated with the Company’s most recent merger with American Fiber Solutions Holdings Corporation (“AFS”) on October 1, 2010 were realized prior to the beginning of the quarter. Sequential quarter revenue growth reflects the continued trend of positive net installations (gross installations exceeding churn processed for the quarter). Sequential quarter Adjusted EBITDA improvements were the result of the favorable gross profit trends on net installations (gross profit on gross installations exceeded gross profit on churn processed) and lower selling, general and administrative expenses.
During the three months ended March 31, 2011, the Company made net capital expenditures of $29.2 million which included adding 309 route miles and 187 buildings to the network. The Company had $13.1 million of cash and $94.0 million available under its revolving credit agreement at March 31, 2011.
Financial Highlights
•	Zayo Group generated revenue of $79.7 million, representing a $1.8 million increase or 9% annualized sequential quarter growth.

•	Gross profit for the quarter increased $1.4 million from the previous quarter reaching $58.6 million for a gross profit percentage of 74%.

•	Adjusted EBITDA was $33.8 million, which was $1.6 million higher than the prior quarter, or a 19% annualized increase.

•	Net loss of $16.7 million for the third quarter was $18.6 million lower than the $1.9 million in net earnings for the previous quarter.

•	Revenue increased $20.8 million and Adjusted EBITDA increased $11.9 million over the third quarter of fiscal year 2010.

•	Net loss increased by $5.9 million from the third quarter of 2010.

•	Net purchases of property and equipment of $29.2 million during the quarter.

•	The Company ended the quarter with $13.1 million in cash and $94 million available under its revolving credit facility.

Recent Developments
Restructuring of Operating Segments
Zayo Group has historically operated distinct operating segments to maintain focus and financial transparency on certain product and customer groups.
The Company has periodically restructured its operating segments in order to improve its internal focus and go-to-market strategy. These restructurings include the March 12, 2010 spin-off of the Onvoy Voice Services segment and the July 1, 2010 creation of the Zayo Fiber Solutions segment.
On January 1, 2011, the Company undertook a restructuring of the remaining operating segments to more closely align the operating segments with the products they offer rather than a combination of product offerings and customer demographics. As a result of this restructuring, the Zayo Enterprise Networks segment transferred its bandwidth infrastructure products to Zayo Bandwidth and Zayo Fiber Solutions and its colocation products to the zColo segment. The resulting restructured Zayo Enterprise Networks segment contained only the Company’s legacy managed services and CLEC product offerings.
Subsequent to the quarter end, the Company spun-off the restructured Zayo Enterprise Networks segment to Zayo Group Holdings, Inc., the Company’s parent.

Third Quarter Financial Results
Three Months Ended March 31, 2011 and December 31, 2010
Figure 1.0
Zayo Group Summary Results
($ in millions)

	Three months ended
	March 31,	December 31,
	2011	2010
Revenue	$79.7	$77.9
Annualized revenue growth	9%
Gross profit	58.6	57.2
Gross profit %	74%	73%
Operating income/(loss)	(4.9)	13.2
Earnings/(loss) from continuing operations before provision for income taxes	(13.9)	4.2
Provision for income taxes	2.8	2.3

Net earnings/(loss)	($16.7)	$1.9

Adjusted EBITDA	33.8	32.2
Purchases of property and equipment	29.2	37.5

Unlevered free cash flow (deficit)	$4.6	($5.3)

Annualized Adjusted EBITDA growth	19%
Adjusted EBITDA margin	42%	41%
The sequential quarterly revenue increase of $1.8 million was the result organic growth as there were no acquisitions that closed in the quarter. The Company generated additional monthly recurring revenue of $1.4 million associated with gross installations accepted in the quarter ended March 31, 2011. This increase in revenue related to our organic growth was partially offset by total customer churn of $0.9 million in monthly recurring revenue during the quarter.
The Company’s gross profit percentage and Adjusted EBITDA margin percentage each improved one percentage point. The improvement in these operating measures is a result of higher gross profit percentage on net installations and the realization of some additional synergies related to our previous acquisitions.
Net earnings declined by $18.6 million to a net loss of $16.7 million primarily as a result of an additional $20.0 million in stock-based compensation expense recognized during the period as compared to the previous quarter. The stock-based compensation expense for the three months ended March 31, 2011 was $21.9 million. The common units granted to employees are classified as liabilities and are re-measured at each reporting date. During the quarter ended March 31, 2011, the Company adopted the use of a probability weighted estimated return method to value the common units.

Three Months Ended March 31, 2011 and March 31, 2010
Figure 1.1
Zayo Group Summary Results
($ in millions)

	Three months ended
	March 31,	March 31,
	2011	2010
Revenue	$79.7	$58.9
Revenue growth	35%
Gross profit	58.6	39.4
Gross profit %	74%	67%
Operating income/(loss)	(4.9)	(1.8)
Loss from continuing operations before provision for income taxes	(13.9)	(11.1)
Provision for income taxes	2.8	0.2
Earnings from discontinued operations, net of income taxes	—	0.6

Net loss	($16.7)	($10.8)

Adjusted EBITDA	33.8	21.9
Purchases of property and equipment	29.2	16.7

Unlevered free cash flow	$4.6	$5.2

Adjusted EBITDA growth	55%
Adjusted EBITDA margin	42%	37%
Revenue increased $20.7 million over the third quarter of fiscal year 2010 principally as a result of the July 1, 2010 acquisition of AGL Networks, LLC (“AGL Networks”) and the October 1, 2010 merger with AFS. Organic growth also contributed to the increase. As a result of internal sales efforts since March 31, 2010, the Company has entered into $377 million of gross new sales contracts which will represent an additional $6.4 million in monthly revenue once installation on those contracts is accepted. Since March 31, 2010, the amount of gross installations accepted resulted in additional monthly — revenue of $5.9 million as of March 31, 2011. This increase in revenue related to our organic growth was partially offset by total customer churn of $3.4 million in monthly recurring revenue since March 31, 2010.
Gross profit increased $19.2 million over the third quarter of fiscal year 2010, again as the result of the AGL Networks and AFS transactions and organic revenue growth. Gross profit percentage for the quarter ended March 31, 2011, was approximately seven percentage points above the same period last year primarily as a result of gross profit on newly installed revenue continuing to exceed the gross profit on revenue churn and the overall revenue base. This gross profit profile is reflective of the Company’s strategy to deploy capital in network expansion and sell largely “on-net” services.
As compared to the third quarter of fiscal year 2010, Adjusted EBITDA increased $11.9 million due to the Adjusted EBITDA contribution from the AGL Networks and AFS transactions as well as high margin organic growth.

Net loss increased by $5.9 million on a year over year basis due to an additional $10.0 million in stock-based compensation expense recognized during the period as compared to the same period last year and higher interest expense as a result of our increased indebtedness associated with our $350 million of senior secured notes. Improved operating margin partially offset these higher costs.
Conference Call
Zayo Group will hold a conference call to report fiscal year third quarter 2011 results at 11:00 a.m. EST, May 13, 2011. The dial in number for the call is (866) 596-7781, and the conference ID is 64911052. A live webcast of the call can be found in the investor relations section of Zayo’s website or can be accessed directly at http://www.talkpoint.com/viewer/starthere.asp?pres=135454. During the call the company will review an earnings supplement presentation that summarizes the financial results of the quarter, which can be found at http://investor.zayo.com.
About Zayo Group
Based in Louisville, Colorado, privately owned Zayo Group (www.zayo.com) is a provider of fiber-based bandwidth infrastructure and network-neutral colocation and interconnection services. Zayo Group is organized into autonomous operating segments supporting customers who require lit and dark fiber services and carrier-neutral colocation. Zayo Group’s business units provide these services over regional, metro and fiber-to-the-tower networks.
Non-GAAP Financial Measures
The Company provides financial measures that are not defined under generally accepted accounting principles in the United States, or GAAP, including earnings before interest, taxes, depreciation and amortization (“EBITDA”), Adjusted EBITDA and Unlevered Free Cash Flow. EBITDA and Adjusted EBITDA are not measurements of our financial performance under GAAP and should not be considered in isolation or as alternatives to net income or any other performance measures derived in accordance with GAAP or as alternatives to cash flows from operating activities as measures of our liquidity.
“Adjusted EBITDA” is defined as EBITDA adjusted to exclude transaction costs, stock-based compensation, and certain non-cash and non-recurring items. Management uses EBITDA and Adjusted EBITDA to evaluate operating performance and liquidity, and these financial measures are among the primary measures used by management for planning and forecasting of future periods. The Company believes Adjusted EBITDA is especially important in a capital-intensive industry such as telecommunications. The Company further believes that the presentation of EBITDA and Adjusted EBITDA is relevant and useful for investors because it allows investors to view results in a manner similar to the method used by management and makes it easier to compare our results with the results of other companies that have different financing and capital structures.
EBITDA and Adjusted EBITDA have limitations as analytical tools, and should not be considered in isolation from, or as substitutes for, analysis of our results as reported under GAAP. For example, Adjusted EBITDA:
•	does not reflect capital expenditures, or future requirements for capital and major maintenance expenditures or contractual commitments;

•	does not reflect changes in, or cash requirements for, our working capital needs;

•	does not reflect the significant interest expense, or the cash requirements necessary to service the interest payments, on our debt; and

•	does not reflect cash required to pay income taxes.
The Company’s computation of Adjusted EBITDA may not be comparable to other similarly titled measures computed by other companies, because all companies do not calculate Adjusted EBITDA in the same fashion.
Because the Company has acquired numerous entities since inception and incurred transaction costs in connection with each acquisition, has borrowed money in order to finance operations, has used capital and intangible assets in the business, and because the payment of income taxes is necessary if taxable income is generated, any measure that excludes these items has material limitations. As a result of these limitations, EBITDA and Adjusted EBITDA should not be considered as measures of discretionary cash available to invest in the growth of the business or as measures of liquidity.
In addition to Adjusted EBITDA, management uses Unlevered Free Cash Flow, which measures the ability of Adjusted EBITDA to cover capital expenditures. Gross profit, defined as revenue less operating costs, excluding depreciation and amortization, is used by management to assess profitability prior to selling, general and administrative expenses, stock-based compensation and depreciation and amortization.
Forward Looking Statements
Information contained or incorporated by reference in this earnings release, in other SEC filings by the Company, in press releases and in presentations by the Company or its management that are not historical by nature constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 which can be identified by the use of forward-looking terminology such as “believes,” “expects,” “plans,” “intends,” “estimates,” “projects,” “could,” “may,” “will,” “should,” or “anticipates” or the negatives thereof, other variations thereon or comparable terminology, or by discussions of strategy. No assurance can be given that future results expressed or implied by the forward-looking statements will be achieved. Such statements are based on management’s current expectations and beliefs and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, those relating to the Company’s financial and operating prospects, current economic trends, future opportunities, ability to retain existing customers and attract new ones, the Company’s acquisition strategy and ability to integrate acquired companies and assets, outlook of customers, reception of new products and technologies, and strength of competition and pricing. Other factors and risks that may affect the Company’s business and future financial results are detailed in the Company’s SEC filings, including, but not limited to, those described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” within the Company’s Quarterly Report on Form 10-Q. The Company cautions you not to place undue reliance on these forward-looking statements, which speak only as of their respective dates. The Company undertakes no obligation to publicly update or revise forward-looking statements to reflect events or circumstances after the date of this presentation or to reflect the occurrence of unanticipated events.
This earnings release should be read together with our unaudited condensed consolidated financial statements and the related notes appearing in the Company’s Quarterly Report on Form 10-Q and in our audited annual financial statements as of and for the year ended June 30, 2010, included in Amendment No. 1 to the Form S-4 filed with the SEC on November 8, 2010.

Consolidated Financial Information
Zayo Group
Consolidated Statements of Operations
Unaudited
Figure 1.2

	Three months ended		Nine months ended
	March 31,		March 31,
($ in thousands)	2011	2010	2011	2010
Revenue	$79,653	$58,912	$226,116	$162,641
Operating costs and expenses
Operating costs, excluding depreciation and amortization	21,020	19,536	61,602	53,739
Selling, general and administrative expenses	24,937	18,726	72,501	54,496
Stock-based compensation	21,850	11,831	28,877	13,275
Depreciation and amortization	16,774	10,630	45,673	30,257

Total operating costs and expenses	84,581	60,723	208,653	151,767

Operating income/(loss)	(4,928)	(1,811)	17,463	10,874

Operating income/(expense)
Interest expense	(9,005)	(4,449)	(24,294)	(11,260)
Other (expense)/income, net	69	1,001	(108)	1,006
Loss on extinguishment of debt	—	(5,881)	—	(5,881)

Total other expense, net	(8,936)	(9,329)	(24,402)	(16,135)

Loss from continuing operations before provision for income taxes	(13,864)	(11,140)	(6,939)	(5,261)
Provision for income taxes	2,797	210	8,114	3,103

Loss from continuing operations	(16,661)	(11,350)	(15,053)	(8,364)

Earnings from discontinued operations, net of income taxes	—	565	—	3,231

Net loss	$(16,661)	$(10,785)	$(15,053)	$(5,133)

Zayo Group
Consolidated Balance Sheets
Figure 1.3

	March 31,	June 30,
($ in thousands)	2011	2010
	(unaudited)

Assets
Current assets
Cash and cash equivalents	$13,137	$89,161
Restricted cash, current	—	809
Trade receivables, net of allowance of $1,481 and $1,093 as of March 31, 2011 and June 30, 2010, respectively	18,122	12,721
Due from Onvoy, Inc. -related party	21	871
Other receivables	30	348
Prepaid expenses	6,621	5,144
Deferred income taxes	2,198	4,060

Total current assets	40,129	113,114

Property and equipment, net of accumulated depreciation of $93,017 and $57,425 as of March 31, 2011 and June 30,2010, respectively	506,775	301,911
Intangible assets, net of accumulated amortization of $38,290 and $28,222 as of March 31, 2011 and June 30, 2010, respectively	110,298	59,851
Goodwill	82,962	68,751
Deferred income taxes	5,581	7,050
Debt issuance costs, net	12,022	9,560
Investment in US Carrier	15,075	—
Other assets	5,022	4,144

Total assets	$777,864	$564,381

Liabilities and member’s equity
Current liabilities
Accounts payable	$8,504	$12,144
Accrued liabilities	24,438	18,349
Accrued interest	1,661	7,794
Capital lease obligations, current portion	1,039	1,673
Due to CII -related party	4,590	—
Deferred revenue, current portion	16,336	8,146
Customer deposits	3,217	755

Total current liabilities	59,785	48,861

Capital lease obligations, net of current portion	10,468	11,033
Long-term debt	354,378	247,080
Deferred revenue, net of current portion	62,462	22,648
Stock-based compensation liability	49,891	21,623
Other long term liabilities	2,703	—

Total liabilities	539,687	351,245

Member’s equity
Member’s interest	257,223	217,129
Accumulated deficit	(19,046)	(3,993)

Total member’s equity	238,177	213,136

Total liabilities and member’s equity	$777,864	$564,381

Zayo Group
Consolidated Statements of Cash Flows
Unaudited
Figure 1.4

	Nine months ended
	March 31,
($ in thousands)	2011	2010
Cash flows from operating activities:

Net loss	$(15,053)	$(5,133)
Earnings from discontinued operations	—	3,231

Loss from continuing operations	(15,053)	(8,364)
Adjustments to reconcile net earnings to net cash provided by operating activities
Depreciation and amortization	45,673	30,257
Loss on extinguishment of debt	—	5,881
Provision for bad debt expense	875	2,611
Amortization of deferred financing costs and discount on debt	2,054	1,206
Accretion of premium on debt	(252)	—
Stock-based compensation	28,877	13,275
Unrealized (gain)/loss on interest rate swap	(566)	817
Deferred income taxes	5,484	2,792

Changes in operating assets and liabilities, net of acquisitions
Trade receivables	244	(2,102)
Prepaid expenses	(537)	(546)
Other assets	1,020	(709)
Accounts payable and accrued liabilities	(10,377)	(5,168)
Payables to related parties	471	7,006
Deferred revenue	(2,286)	1,505
Other liabilities	1,724	(1,347)

Net cash provided by continuing operating activities	57,351	47,114

Cash flows from investing activities:
Purchases of property and equipment	(88,880)	(38,138)
Broadband stimulus grants received	801	—
Acquisition of American Fiber Systems Holdings Corporation, net of cash acquired	(110,000)	—
Acquisition of AGL Networks, LLC, net of cash acquired	(73,666)	—
Acquisition of FiberNet Telecom Group, Inc., net of cash acquired	—	(96,571)

Net cash used in investing activities	(271,745)	(134,709)

Cash flows from financing activities:
Equity contributions	35,500	37,000
Advance from Communications Infrastructure Investments, LLC	17,616	—
Return of advance to Communications Infrastructure Investments, LLC	(13,026)	—
Proceeds from long term-debt	103,000	246,948
Principal repayments on long-term debt	—	(136,325)
Changes in restricted cash	785	(6,014)
Principal repayments on capital lease obligations	(1,399)	(1,541)
Deferred financing costs	(4,106)	(10,983)

Net cash providing by financing activities	138,370	129,085

Cash flows from discontinued operations:
Operating activities	—	2,083
Investing activities	—	(781)

Net cash provided by discontinued operations	—	1,302

Net (decrease)/increase in cash and cash equivalents	(76,024)	42,792
Cash and cash equivalents, beginning of period	89,161	38,781
Increase in cash and cash equivalents of discontinued operations	—	(62)

Cash and cash equivalents, end of period	$13,137	$81,511

Zayo Group
Reconciliation of Non-GAAP Financial Measures
Figure 1.5
Adjusted EBITDA and Cash Flow Reconciliation
($ in millions)

	Three months ended			Nine months ended
	March 31,	December 31,	March 31,	March 31,	March 31,
	2011	2010	2010	2011	2010
Earnings/(loss) from continuing operations	($16.6)	$1.9	($11.4)	($15.1)	($8.4)
Interest expense	9.0	9.0	4.5	24.3	11.3
Provision for income taxes	2.8	2.3	0.2	8.1	3.1
Depreciation and amortization	16.8	16.4	10.7	45.7	30.3

EBITDA	12.0	29.6	4.0	63.0	36.3
Transaction costs	—	0.7	0.2	0.9	0.9
Loss on extinguishment of debt	—	—	5.9	—	5.9
Stock-based compensation	21.8	1.9	11.8	28.9	13.2

Adjusted EBITDA	33.8	32.2	21.9	92.8	56.3
Purchases of property and equipment	29.2	37.5	16.7	88.1	38.1

Unlevered Free Cash Flow, as defined	$4.6	($5.3)	$5.2	$4.7	$18.2

Investor Relations:
(877) 437-5046
ir@zayo.com